SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[X] Definitive Additional Materials
[ ] Soliciting Material under ss.240.14a-12

                                   Quipp, Inc.
                   -----------------------------------------
                (Name of Registrant as Specified in Its Charter)

       ------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box): [X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         1) Title of each class of securities to which transaction applies:

              __________________________________________________________________

         2) Aggregate number of securities to which transaction applies:

              __________________________________________________________________

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

              __________________________________________________________________

         4) Proposed maximum aggregate value of transaction:

              __________________________________________________________________

         5) Total fee paid:

              __________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
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    fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:


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    3) Filing Party:


    4) Date Filed:

QUIPP


April 3, 2003


Dear Quipp Shareholder:

I am writing to make you aware of a recent development that has strategic importance for Quipp.

On March 6, Quipp purchased a majority of the assets of USA Leader, Inc., a designer, manufacturer, and marketer of inserting/collating systems for the newspaper and commercial printing industries. I have enclosed a copy of our first marketing materials introducing the new Quipp IN-LINE inserter, which is based upon the acquired technology. In just a few weeks, our backlog for inserters, including new orders and acquired backlog, has grown to nearly $1 million.

This acquisition provides the following benefits:

     o While, according to the Newspaper Association of America, spending by newspapers on traditional Quipp products has declined over the past two years, purchases of inserting equipment have increased.

     o By adding the inserter to Quipp's broad post-press product offering, more customers can take advantage of one-stop shopping and turnkey systems design.

     o The Quipp IN-LINE is especially suited for the needs of small to mid-sized newspaper production facilities and commercial printers, and also provides a solution for supplemental inserting needs of Quipp's traditional customers, who operate larger newspaper production facilities.

We believe that the acquisition, coupled with continued research and development spending, has positioned Quipp to gain additional market share at such time as capital expenditures by our customers increase.

Finally, please remember that Quipp, Inc. will hold two meetings on April 29, 2003. You should have already received proxy materials for our Annual Meeting of Shareholders and (if you were a holder of record on March 27, 2003) for our Special Meeting of Shareholders.

In connection with the Annual Meeting of Shareholders, the Board of Directors of Quipp unanimously recommends a vote FOR the two nominees for election as directors and FOR the two other Annual Meeting proposals.

In connection with the Special Meeting of Shareholders, the Board of Directors of Quipp unanimously recommends that you vote AGAINST each of the two Special Meeting proposals.

Your vote is important. Whether you plan to attend the meetings or not, we encourage you to complete, sign, date and mail your proxy cards as soon as possible in the envelopes provided with your materials. If you hold your shares through a bank or broker, you also may be able to vote by telephone or the Internet. Please refer to the proxy card provided to you for further information.

If you have any questions, or need assistance in voting your shares, please contact our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 (toll-free) or (212) 929-5500 (call collect).


Best regards,


/s/ Michael S. Kady

President and Chief Executive Officer,
Quipp, Inc.






        QUIPP, INC. . 4800 N.W. 157 STREET . MIAMI, FLORIDA 33014-6434 .
                   PHONE: (305) 623 8700 . FAX (305) 623-0870

[Front]


QUIPP IN-LINE
INSERTING SYSTEM

[Photo of inserting system]


[Back]

[IN-LINE graphic]
IN-LINE SPECIFICATIONS
________________________________________________________________________
o        3 to 30 stations
o        3" X 5" cards, single sheet "slicks" to full broadsheets as inserts
o        1/4 fold, 1/2 fold, Tabloid or Broadsheet as main jacket
o        Pre-packs re-feed as inserts or jackets
o        Standard and mirrored product flow
o        Custom configurations

o        Zip and Zone program control features
o        Automatic eject of programmed bad/good copy percentage
o        Un-open jacket detector
o Patented belt feeding system reduces product misses and gripper/roller tear
o        Automatic timing from pocket to pocket

o        Tool-less adjustments
o        Air clutching system for engaging and disengaging hoppers
o        Touch screen controls
o        Digital AC drive system
o        User-friendly electronic job set up feature
o        Automatic electronic diagnostics system
o        Job status and reporting

MECHANICAL/CYCLE SPEED              Up to 15,000 c/h (cycles per hour)

CONFIGURATION                       Minimum stations - 3
                                    Maximum stations - 30

MAIN SECTION                        Maximum size - 12 1/2 " x 16"
                                    Minimum size - 5 7/8" X 8 1/4"
                                    Minimum size page count - 4 page tabloid
                                    (depending on paper stock)
                                    Maximum page count - 64 page broadsheet

INSERTS                             Maximum size - 12 1/2" X 16"
                                    Minimum size - 3" X 5"
                                    Maximum page count - 64 page broad sheet or 180 pp 3"X 5" coupon book (1/4" thick) Minimum page count - single sheet
                                    (20 lb. stock)

FINISHED PRODUCT                    Maximum thickness - 2"

LAP REQUIREMENT FOR TAB OR
MULTI-SECTION BROADSHEET            3/8"
PNEUMATIC REQUIREMENTS              3 cfm at 110 psi
POWER REQUIREMENTS                  208-230, 440-460V, 3ph, 60Hz, 15KVA
                                    380-415V, 3ph, 50Hz, 15KVA

    ________________________________________________________________________
                            QUIPP(R) LEADING THE WAY
                                   Experience
                                   Technology
                                   Performance
                                   Commitment
    ________________________________________________________________________

       Quipp Systems, Inc. 4800 N.W. 157th Street, Miami, FL 33014-6434 .
                    Tel: 305-623-8700 . Fax: 305-623-0980 .
                  Web: www.quipp.com . E-Mail: info@quipp.com

                                   QUIPP, INC.


Please note that in connection with the Summary Compensation Table included in the Proxy Statement for Quipp's 2003 Annual Meeting of Shareholders, we inadvertently omitted reference to relocation and temporary living expenses paid to Michael S. Kady, who became our President and Chief Executive Officer in February 2002. Based on the amount of these expenses, we are also required under SEC regulations to include expenses relating to an automobile allowance for Mr. Kady. The corrected Summary Compensation Table is set forth below:

                           SUMMARY COMPENSATION TABLE

                                                                                           LONG-TERM
                                                                                         COMPENSATION
                                                                                         ------------

                                                ANNUAL COMPENSATION                         AWARDS
                                                -------------------                         ------
                                                                                    RESTRICTED  SECURITIES
         NAME AND                                                OTHER ANNUAL         STOCK     UNDERLYING           ALL OTHER
    PRINCIPAL POSITION          YEAR       SALARY      BONUS    COMPENSATION($)      AWARDS(1)   OPTIONS          COMPENSATION($)(2)
    ------------------          ----       ------      -----    ---------------      ---------   -------          ------------------
Michael S. Kady(3)             2002       $142,923    $ 8,000       $78,245 (4)      $ 14,777       $ 6,000             $ 1,036
  President and Chief
  Executive Officer

Ralph M. Branca(5)             2002       $  8,437     --                               --             --                 --
  Former President and         2001       $ 27,500     --                               --             --                 --
  Chief  Executive
  Officer

Christer A. Sjogren            2002       $110,592    $ 3,360                           --             --               $ 5,310
  Executive Vice               2001       $110,200     --                               --             --               $ 4,652
  President of Quipp           2000       $108,071    $56,018                           --             --               $ 4,145
  Systems, Inc.

David Switalski                2002       $103,731    $ 4,200                           --             --               $ 5,187
  Vice President -
  Operations of
  Quipp Systems, Inc.

-----------------------

(1) At December 31, 2002, Mr. Kady held 1,000 restricted shares, all of which vested in February 2003. At December 31, 2002, the value of such shares, based on the $12.75 last sale price per share of Quipp's common stock as reported by Nasdaq on December 31, 2002, was $12,750.

(2) Constitutes amounts contributed by Quipp, for the benefit of the executive officer, to Quipp's Employee Savings and Investment Plan.

(3)  Mr. Kady has been President and Chief Executive Officer of Quipp since
     February 2002.

(4) Represents relocation and temporary living expense reimbursement of $72,470 paid to Mr. Kady in connection with his commencement of employment, and a $5,775 automobile allowance.

(5) Mr. Branca served as interim President and Chief Executive Officer of Quipp until February 2002.